Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to the December 29, 2008 Employment Agreement, effective February 4, 2008 (“Agreement”) between David McGlade (“Executive”) and Intelsat Global S.A., Intelsat S.A. and Intelsat Management LLC is entered into by the undersigned parties and is effective on February 28, 2012.

1.	Section 2.1(b) of the Agreement is hereby amended as follows:

A.	Section 2.1(b) (i) is amended to read in its entirety as follows:

(i) Basic Bonus. For each calendar year (or other fiscal year period, if the Company changes from a calendar fiscal year) during the Employment Period, the Executive shall be eligible to receive an annual bonus up to a target amount of one hundred percent (100%) of his Base Salary (“Basic Bonus”), subject to his satisfaction of objective performance criteria that have been pre-established by the Compensation Committee in a consistent manner with those of other senior executives of the Company and following consultation with the Executive.

B.	Section 2.1(b) (ii) is amended to read in its entirety as follows:

(ii) Stretch Bonus. In addition to the Basic Bonus and for each calendar year (or other fiscal year period, if the Company changes from a calendar fiscal year) during the Employment Period, the Executive shall be eligible to receive an additional bonus of up to one hundred (100%) of the Executive’s Base Salary (“Stretch Bonus”), in the event of the Executive’s satisfaction of objective stretch performance criteria that have been pre-established by the Compensation Committee following consultation with the Executive.

C.	Section 2.1(b) (iii) is deleted in its entirety.

D.	The final paragraph of Section 2.1(b) is amended to read in its entirety as follows:

All bonuses, to the extent earned for a particular year, shall be paid in the following calendar year but prior to March 15th of such following calendar year. The Basic Bonus and Stretch Bonus shall be referred to herein as the “Target Bonus” and shall be calculated based on the annual Base Salary as in effect at the end of each applicable calendar year. The Executive acknowledges and agrees that if the Company becomes a “publicly held corporation” within the meaning of Section 162(m)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), that all annual compensation bonuses described in this Section 2.1(b) may, in the Company’s discretion, be payable pursuant to a “qualified performance based compensation” bonus plan established by the Company in accordance with Code Section 162(m) and the regulations thereunder; provided that target percentages of Executive’s Base Salary associated with the Basic Bonus (100%) and Stretch Bonus (100%) shall not be reduced under any such “qualified performance based compensation” bonus plan.

2.	The Agreement is further amended to delete any other reference to Super Stretch Bonus, including the parenthetical (“but not any Super Stretch Bonus)” found at section 4.2(iii).

3.	Section 4.4 (iv) of the Agreement is amended to read as follows:

(iv) subject to Sections 8(b) and 4.7 hereof, a lump-sum payment of an amount equal to one and one-half (1 1/2) times the sum of (x) the Executive’s annual Base Salary plus (y) the sum of the Executive’s Basic Bonus and 50% of his annual Base Salary (as in effect on the date of termination) payable on the sixtieth (60th) day after such termination, provided that payment in a lump-sum cash amount shall be effective January 1, 2009, and upon any termination theretofore the amounts shall be paid as provided in the Previous Employment Agreement, subject to the provisions of Section 8(b) hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of February 28, 2012.

INTELSAT MANAGEMENT LLC

By:	/s/ Phillip L. Spector

Name:	Phillip L. Spector

Title:	Executive Vice President

INTELSAT GLOBAL S.A.

By:	/s/ Phillip L. Spector

Name:	Phillip L. Spector

Title:	Executive Vice President

INTELSAT S.A.

By:	/s/ Phillip L. Spector

Name:	Phillip L. Spector

Title:	Executive Vice President

THE EXECUTIVE

/s/ David P. McGlade
David P. McGlade